                                                                  EXHIBIT 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80797, No. 33-90616, No. 333-06390, No. 333-
06862 and No. 333-07226) of our report dated January 26, 1996 appearing on page F-2 of this Form 20-F. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1995 included in this Form 20-F when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

Arthur Andersen & Co.
Amsterdam, The Netherlands
June 25, 1998